UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2008, Enoch Callaway, M.D. notified Neurobiological Technologies, Inc. (the “Company”) of his resignation from the board of directors of the Company, effective immediately. There was no disagreement or dispute between Dr. Callaway and the Company which led to his resignation.

Also on February 12, 2008, in recognition of Dr. Callaway’s status as a co-founder of the Company and years of service as a director, Dr. Callaway was appointed as a Board Member Emeritus, in which position he will serve as a non-voting member of the Company’s board of directors and continue to provide scientific input.

Additionally, the Company and Craig W. Carlson agreed on February 12, 2008 that Mr. Carlson would resign as Vice President, Finance and Chief Financial Officer, effective March 31, 2008. In connection with his departure, Mr. Carlson will receive a one-time payment of $125,000 and will be eligible for continuing health insurance coverage under COBRA for a period of six months. On February 19, 2008, the Company and Mr. Carlson entered into a letter agreement, dated as of February 14, 2008, documenting the terms of his separation. A copy of this letter agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated as of February 14, 2008, between the Company and Craig W. Carlson

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 19, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer